-
                                                           [OBJECT OMITTED]

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Regarding Assumptions as to Securities,  Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

BEAR, STEARNS & CO. INC.
ASSET-BACKED SECURITIES GROUP
245 Park Avenue
New York, N.Y. 10167








New Issue Computational Materials

$583,771,000 (Approximate)
Home Loan-Backed Notes,
Series 2000-HI4

Residential Funding Mortgage Securities II, Inc.
Depositor

Home Loan Trust 2000-HI4
Issuer

Residential Funding Corporation
Seller and Master Servicer

September 6, 2000

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information," please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes.
Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (economic prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested as assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and the prospectus supplement or private placement memorandum (Offering Documents) and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that we believe are reliable, but we do not guarantee the accuracy of the underlying data or computations based thereon. Bear Stearns. and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from Bear Stearns.

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 1 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I (as of the Statistical Cut-off Date)

 Total Number of Loans:                              14,904
 Initial Principal Balance:                 $555,523,398.67
 Average Loan Balance:                           $37,273.44


                                                    Wtd Avg         Range

 Home Loan Rate:                                    13.973%   (9.095% - 19.760%)
 Remaining Term (months):                                          (56 - 360)
 Original Term (months):                                234        (60 - 360)


 Combined Loan-to-Value Ratio:                      116.12%
 Credit Score:                                          696
 Debt-to-Income Ratio:                               40.04%


 Lien Position:

    First Lien                                        0.03%
    Junior Lien                                      99.97%


 Property Type:

    Single Family Residence                          90.37%
    Planned Unit Development                          5.39%
    Condominium                                       2.85%
    Townhouse                                         0.96%
    Other                                             0.43%


 Loan Purpose:

    Debt Consolidation                               85.15%
    Cash Out Refinance                               10.19%
    DC & HI Combo                                     3.28%
    Other                                             1.38%


 Geographic Concentration:                        CA: 9.59%
    (States representing at least 5% of the       FL: 6.96%
     Group I principal balance as of the          MD: 5.52%
     Statistical Cut-off Date)                    PA: 5.21%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 2 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group I

Home Loan Rates

     Range of               Number of      Statistical Cut-off   Percentage of
                                                 Date
     Loan Rates (%)         Home Loans      Principal Balance    Home Loan Pool
------------------------  --------------------------------------------------
    9.001 to 9.500                 8          $183,637.05            0.03%
    9.501 to 10.000               12           280,201.16            0.05%
   10.001 to 10.500               37           960,931.53            0.17%
   10.501 to 11.000               51         1,417,896.79            0.26%
   11.001 to 11.500               77         2,067,527.75            0.37%
   11.501 to 12.000              504        18,663,099.59            3.36%
   12.001 to 12.500              748        29,411,248.56            5.29%
   12.501 to 13.000            2,666       105,814,508.90           19.05%
   13.001 to 13.500            1,896        76,027,142.00           13.69%
   13.501 to 14.000            3,085       119,740,413.95           21.56%
   14.001 to 14.500            1,511        56,270,601.17           10.13%
   14.501 to 15.000            1,830        65,852,325.80           11.85%
   15.001 to 15.500              696        24,578,063.28            4.42%
   15.501 to 16.000              213         7,049,062.38            1.27%
   16.001 to 16.500              160         5,035,059.05            0.91%
   16.501 to 17.000              802        24,038,518.76            4.33%
   17.001 to 17.500              291         8,794,032.45            1.58%
   17.501 to 18.000              288         8,486,724.29            1.53%
   18.001 or greater              29           852,404.21            0.15%
                          --------------------------------------------------
         Total                14,904      $555,523,398.67          100.00%


Current Home Loan Principal Balances

   Range of Current       Number of      Statistical Cut-off     Percentage of
                                                 Date
   Home Loan Amounts      Home Loans     Principal Balance       Home Loan Pool
---------------------   -------------------------------------------------------
             Up to          2,681         $56,402,118.39          10.15%
      $25,000.00

     $25,000.01 to         10,135         371,196,206.80          66.82%
      $50,000.00

     $50,000.01 to          2,078         127,069,822.89          22.87%
      $75,000.00

     $75,000.01 to             10             855,250.59           0.15%
      $100,000.00

                        --------------------------------------------
         Total             14,904      $555,523,398.67         100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 3 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

Combined Loan-to-Value Ratios

Range of Combined         Number of Home   Statistical Cut-off   Percentage of
                                                 Date
Loan-to-Value Ratios      Home Loans       Principal Balance     Home Loan Pool
          (%)
------------------------   ----------------------------------------------
      Up to 70.00               49        $1,394,360.24            0.25%
    70.01 to 75.00              52         1,552,634.39            0.28%
    75.01 to 80.00             159         4,285,228.61            0.77%
    80.01 to 85.00              64         1,772,980.26            0.32%
    85.01 to 90.00             142         4,068,545.83            0.73%
    90.01 to 95.00             358        10,472,355.91            1.89%
    95.01 to 100.00            486        14,948,264.87            2.69%
   100.01 to 105.00            917        30,702,059.54            5.53%
   105.01 to 110.00          1,558        54,446,030.96            9.80%
   110.01 to 115.00          2,330        83,833,651.69           15.09%
   115.01 to 120.00          2,869       109,595,290.40           19.73%
   120.01 to 125.00          5,916       238,251,453.86           42.89%
  Greater than 125.00            4           200,542.11            0.04%
                           ----------------------------------------------
         Total              14,904      $555,523,398.67          100.00%


Months Remaining to Maturity

   Months Remaining        Number of      Statistical Cut-off    Percentage of
                                                Date
      to Maturity          Home Loans     Principal Balance      Home Loan Pool
------------------------   -----------------------------------------------
        0 to 96                  49        $1,280,665.75            0.23%
       97 to 108                  4           141,437.73            0.03%
      109 to 120                576        17,730,095.86            3.19%
      121 to 144                 11           451,511.12            0.08%
      145 to 156                  9           280,984.31            0.05%
      157 to 168                 61         2,047,826.79            0.37%
      169 to 180              6,728       230,574,821.05           41.51%
      181 to 288              2,124        84,762,998.93           15.26%
      289 to 300              5,341       218,232,057.13           39.29%
   Greater than 300               1            21,000.00            0.00%
                           -----------------------------------------------
         Total               14,904      $555,523,398.67          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 4 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group I

Year of Origination

                           Number of     Statistical Cut-off     Percentage of
                                               Date
  Year of Origination      Home Loans    Principal Balance       Home Loan Pool
----------------------     -----------------------------------------------
         1996                     1           $37,137.43            0.01%
         1997                     6           184,657.05            0.03%
         1998                    29           951,999.27            0.17%
         1999                   167         6,005,536.75            1.08%
         2000                14,701       548,344,068.17           98.71%
                           -----------------------------------------------
         Total               14,904      $555,523,398.67          100.00%



Geographic Distribution of Mortgaged Properties

                            Number of      Statistical Cut-off    Percentage of
                                                Date
         State              Home Loans     Principal Balance      Home Loan Pool
------------------------   -------------------------------------------------
  California                    1,278       $53,283,154.00            9.59%
  Florida                       1,038        38,643,737.26            6.96%
  Maryland                        839        30,649,005.96            5.52%
  Pennsylvania                    796        28,969,498.87            5.21%
  Virginia                        744        27,573,194.35            4.96%
  Ohio                            631        23,110,850.36            4.16%
  Illinois                        527        19,955,729.87            3.59%
  North Carolina                  540        19,406,709.22            3.49%
  Indiana                         519        18,905,901.59            3.40%
  Georgia                         485        17,658,248.31            3.18%
  Arizona                         455        17,186,854.86            3.09%
  Alabama                         458        15,476,253.63            2.79%
  Michigan                        409        15,106,533.73            2.72%
  Missouri                        421        14,197,240.49            2.56%
  New York                        391        14,157,386.34            2.55%
  Washington                      362        14,084,308.47            2.54%
  Colorado                        320        13,687,133.56            2.46%
  Wisconsin                       306        11,285,447.53            2.03%
  Other (<2%)                   4,385       162,186,210.27           29.20%
                           -------------------------------------------------
         Total                 14,904      $555,523,398.67          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 5 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group I

Debt-to-Income Ratio

                             Number of     Statistical Cut-off   Percentage of
                                               Date
 Debt-to-Income Ratio (%)    Home Loans    Principal Balance     Home Loan Pool
-----------------------    -----------------------------------------------
       Up to 20.00                 95        $2,955,974.27            0.53%
    20.01 to 25.00                384        12,602,844.06            2.27%
    25.01 to 30.00              1,191        41,090,435.45            7.40%
    30.01 to 35.00              2,232        78,792,505.32           14.18%
    35.01 to 40.00              3,356       121,296,835.02           21.84%
    40.01 to 45.00              5,155       189,491,076.06           34.11%
    45.01 to 50.00              2,491       109,293,728.49           19.67%
                           -----------------------------------------------
  Total                        14,904      $555,523,398.67          100.00%


Credit Scores

       Range of             Number        Statistical Cut-off    Percentage of
                                               Date
     Credit Scores          Home Loans    Principal Balance      Home Loan Pool
------------------------   ------------------------------------------------
     620 to 639                   19          $506,822.74            0.09%
     640 to 659                1,417        41,974,489.99            7.56%
     660 to 679                3,548       127,387,146.59           22.93%
     680 to 699                3,726       141,800,072.41           25.53%
     700 to 719                3,130       127,619,643.43           22.97%
     720 to 739                1,795        69,877,841.94           12.58%
     740 to 759                  895        33,344,333.72            6.00%
     760 to 779                  312        11,024,839.93            1.98%
     780 to 799                   56         1,805,336.11            0.32%
   800 or greater                  6           182,871.81            0.03%
                           ------------------------------------------------
         Total                14,904      $555,523,398.67          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 6 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.




Loan Group II (as of the Statistical Cut-off Date)

 Total Number of Loans:                                491
 Initial Principal Balance:                 $28,248,934.44
 Average Loan Balance:                          $57,533.47

                                                   Wtd Avg         Range

 Home Loan Rate:                                   13.485%    (9.870% - 17.874%)
 Remaining Term (months):                              248        (46 - 300)
 Original Term (months):                               250        (60 - 300)

 Combined Loan-to-Value Ratio:                     113.50%
 Credit Score:                                         705
 Debt-to-Income Ratio:                              42.40%

 Lien Position:

    First Lien                                       0.00%
    Junior Lien                                    100.00%

 Property Type:

    Single Family Residence                         84.06%
    Planned Unit Development                        13.80%
    Condominium                                      1.21%
    Other                                            0.93%

 Loan Purpose:

    Debt Consolidation                              80.34%
    Cash Out Refinance                              12.09%
    DC & HI Combo                                    4.90%
    Other                                            2.67%

 Geographic Concentration:                      CA: 31.27%
    (States representing at least 5% of the     MD: 10.96%
     Group II principal balance as of the        VA: 9.23%
     Statistical Cut-off Date)

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 7 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

Home Loan Rates

    Range of               Number of     Statistical Cut-off     Percentage of
                                                Date
    Loan Rates (%)         Home Loans     Principal Balance      Home Loan Pool
----------------------     -----------------------------------------------
    9.501 to 10.000               1           $16,515.51            0.06%
   11.001 to 11.500               1            75,000.00            0.27%
   11.501 to 12.000              23         1,417,733.24            5.02%
   12.001 to 12.500              41         2,474,410.24            8.76%
   12.501 to 13.000             114         7,130,719.62           25.24%
   13.001 to 13.500              91         5,382,074.40           19.05%
   13.501 to 14.000             105         6,226,286.87           22.04%
   14.001 to 14.500              40         2,022,683.01            7.16%
   14.501 to 15.000              44         2,150,649.79            7.61%
   15.001 to 15.500              14           722,933.14            2.56%
   15.501 to 16.000               1            49,987.20            0.18%
   16.001 to 16.500               1            34,890.42            0.12%
   16.501 to 17.000              12           440,289.96            1.56%
   17.501 to 18.000               3           104,761.04            0.37%
                           -----------------------------------------------
         Total                  491       $28,248,934.44          100.00%



Current Home Loan Principal Balances

   Range of Current        Number of      Statistical Cut-off    Percentage of
                                                Date
   Home Loan Amounts       Home Loans     Principal Balance      Home Loan Pool
------------------------   -----------------------------------------------
             Up to              7             $140,700.55           0.50%
      $25,000.00

     $25,000.01 to            178            7,655,515.29          27.10%
      $50,000.00

     $50,000.01 to            293           19,249,909.23          68.14%
      $75,000.00

     $75,000.01 to             13            1,202,809.37           4.26%
      $100,000.00

                           -----------------------------------------------
        Total                 491          $28,248,934.44         100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 8 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.



Loan Group II

Combined Loan-to-Value Ratios

 Range of Combined         Number of Home   Statistical Cut-off   Percentage of
                                                   Date
 Loan-to-Value Ratios      Home Loans      Principal Balance     Home Loan Pool
          (%)
----------------------    --------------------------------------------------
      Up to 70.00                  2           $72,976.04            0.26%
    70.01 to 75.00                 1            16,515.51            0.06%
    75.01 to 80.00                 1            75,000.00            0.27%
    80.01 to 85.00                 1            43,028.85            0.15%
    85.01 to 90.00                 7           398,099.61            1.41%
    90.01 to 95.00                16           800,275.42            2.83%
    95.01 to 100.00               22         1,138,085.46            4.03%
   100.01 to 105.00               36         2,017,158.92            7.14%
   105.01 to 110.00               93         4,955,679.48           17.54%
   110.01 to 115.00              101         5,528,384.88           19.57%
   115.01 to 120.00               92         5,778,347.24           20.46%
   120.01 to 125.00              119         7,425,383.03           26.29%
                          --------------------------------------------------
         Total                   491       $28,248,934.44          100.00%


Months Remaining to Maturity

Months Remaining          Number of       Statistical Cut-off    Percentage of
                                                Date
      to Maturity         Home Loans      Principal Balance      Home Loan Pool
-----------------------  ---------------------------------------------------
       Up to 96                     3          $152,792.46            0.54%
      109 to 120                   10           461,195.42            1.63%
      145 to 156                    1            57,887.35            0.20%
      157 to 168                    3            92,694.03            0.33%
      169 to 180                  152         8,372,096.67           29.64%
      181 to 288                   83         4,640,196.18           16.43%
      289 to 300                  239        14,472,072.33           51.23%
                         ---------------------------------------------------
         Total                    491       $28,248,934.44          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 9 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

Year of Origination

                          Number of       Statistical Cut-off    Percentage of
                                                Date
  Year of Origination     Home Loans      Principal Balance      Home Loan Pool
 ----------------------  ----------------------------------------------
          1998                    1           $49,584.14            0.18%
          1999                    7           331,602.55            1.17%
          2000                  483        27,867,747.75           98.65%
                          ----------------------------------------------
          Total                 491       $28,248,934.44          100.00%




Geographic Distribution of Mortgaged Properties

                      Number of        Statistical Cut-off     Percentage of
                                                Date
   State              Home Loans       Principal Balance       Home Loan Pool
 -----------------    --------------------------------------------------------
   California             147           $8,832,965.00           31.27%
   Maryland                52            3,096,780.54           10.96%
   Virginia                43            2,606,697.56            9.23%
   Illinois                25            1,217,099.15            4.31%
   Pennsylvania            18            1,024,795.68            3.63%
   Colorado                17              975,805.14            3.45%
   Washington              16              867,365.70            3.07%
   Massachusetts           15              839,924.42            2.97%
   Ohio                    15              821,207.35            2.91%
   Michigan                13              716,354.29            2.54%
   Arizona                 12              681,391.17            2.41%
   Florida                  9              574,493.76            2.03%
   Other (<2%)            109            5,994,054.68           21.22%
                      -------------------------------------------------------
    Total                 491          $28,248,934.44          100.00%

Residential Funding Mortgage Securities II, Inc.
Home Loan Trust 2000-HI4
Computational Materials: Information Relating to the Collateral (Page 10 of 10)

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT.


Loan Group II

Debt-to-Income Ratio

                             Number of      Statistical Cut-off   Percentage of
                                                  Date
 Debt-to-Income Ratio (%)    Home Loans     Principal Balance     Home Loan Pool
------------------------     -----------------------------------------------
    15.01 to 20.00                 2           $99,103.80            0.35%
    20.01 to 25.00                 7           430,185.70            1.52%
    25.01 to 30.00                24         1,313,677.66            4.65%
    30.01 to 35.00                47         2,779,173.57            9.84%
    35.01 to 40.00                82         4,812,172.49           17.03%
    40.01 to 45.00               129         7,151,308.04           25.32%
    45.01 to 50.00               200        11,663,313.18           41.29%
                                -----------------------------------------------
         Total                   491       $28,248,934.44          100.00%


Credit Scores

       Range of             Number         Statistical Cut-off    Percentage of
                                                  Date
     Credit Scores          Home Loans     Principal Balance      Home Loan Pool
------------------------   ------------------------------------------------
     640 to 659                   18          $699,852.39            2.48%
     660 to 679                   82         3,915,552.55           13.86%
     680 to 699                  125         6,925,385.03           24.52%
     700 to 719                  149         9,213,435.76           32.62%
     720 to 739                   71         4,564,584.27           16.16%
     740 to 759                   29         1,874,050.36            6.63%
     760 to 779                   16           996,168.72            3.53%
     780 to 799                    1            59,905.36            0.21%
                           ------------------------------------------------
         Total                   491       $28,248,934.44          100.00%